Exhibit 10.35(1)

AMENDMENT TO THE
PULSE ELECTRONICS CORPORATION
2012 OMNIBUS INCENTIVE COMPENSATION PLAN

The Pulse Electronics Corporation 2012 Omnibus Incentive Compensation Plan (the “Plan”) is hereby amended as set forth below, effective March 28, 2013:

I.

Section 4.3(b) of the Plan is hereby amended to read as follows:

(b)           Annual Individual Limitations. No Grantee may be granted Awards (other than Awards that cannot be satisfied in Shares) with respect to more than 2,500,000 Shares, subject to adjustment as provided in Section 4.2(a), in a single calendar year and except as otherwise provided in Section 5.6(b). The maximum potential value of Awards to be settled in cash or property (other than Shares) that may be granted in any calendar year to any Grantee shall not exceed $2.5 million for all such Awards with performance periods exceeding 18 months and $1.75 million for all such Awards with performance periods that do not exceed 18 months.

II.

Except as set forth herein, the Plan shall remain in full force and effect.